Exhibit 4.6

FOURTH SUPPLEMENT AND AMENDMENT TO THE SERIES D PREFERRED SHARE PURCHASE AGREEMENT DATED JUNE 26, 2014

THIS FOURTH SUPPLEMENT AND AMENDMENT (the “Supplement”) is made as of June 10, 2015, by and between InSightec Ltd., a private limited company organized and existing under the laws of Israel (the “Company”), York Global Finance II S.à r.l., a limited liability company organized under the laws of Luxemburg (“York”), Shanghai GEOC Hengtong Investment Limited Partnership, a limited liability partnership organized under the laws of the People’s Republic of China (“GEOC”), Fortune China Limited, a company incorporated under the laws of the British Virgin Islands (“Fortune China”), Meditech Advisors LLC, a limited liability company organized under the laws of Delaware (“MTA”), Mr. Maurice R. Ferré (“Ferré”), Mr. Lawrence Platt (“Platt”), Mr. Kenneth G. Langone (“Langone”), Mr. Michael P. Stansky (“Stansky”), CIH- InSightec Ltd. series, a series of Cranley Investment Holdings, LLC a limited liability company organized under the laws of Delaware (“CIH”), Primatec Holdings S.A. a company organized under the laws of Panama (“Primatec”) and Exigent Alternative Capital or any of its affiliates (“Exigent”), (each of York, GEOC, Fortune China, MTA, Ferré, Platt, Langone, Stansky, CIH, Primatec and Exigent shall be referred to as a “Purchaser” and together the “Purchasers”). The Company and the Purchasers collectively referred to hereinafter as the “Parties”, and each, a “Party”.

WHEREAS	the Company, York, GEOC, Fortune China, MTA, Ferré and Platt are parties to certain Series D Preferred Share Purchase Agreement, dated June 26, 2014, as amended on September 7, 2014, on December 15, 2014 and on February 10, 2015 (the “Agreement”);
WHEREAS	under the Agreement, Elbit Medical Technologies Ltd. (“Elbit”) had the option to purchase up to an additional 1,804,433 Series D Preferred Shares, at the Series D Purchase Price, exercisable until May 31, 2015, for an aggregate consideration of $3,500,000 (“Option”);
WHEREAS	on May 21, 2015, Elbit notified the Company that it has elected not to exercise its Option and to waive such right;
WHEREAS	pursuant to the Agreement, in the event that Elbit elects to purchase the Subsequent Purchased Shares for an aggregate consideration of less than $3,500,000, York will have the right to purchase any shortfall pursuant to the terms of the Agreement (the “Shortfall Right”);
WHEREAS	York wishes to assign its Shortfall Right to Langone, Stansky, CIH, Primatec and Exigent, as described below; and
WHEREAS	each of Langone, Stansky, CIH, Primatec and Exigent wishes to invest in the Company in exchange for Series D Preferred Shares to be issued by the Company, subject to the terms and conditions set forth below;

NOW IT IS HEREBY AGREED as follows:

1.	Interpretation and Preamble

             1.1.    The preamble of this Supplement shall be an integral part thereof.

             1.2.     In this Supplement, unless specified otherwise, all terms shall have the meaning ascribed to them in the Agreement.

2.	Amendments to the Agreement

             2.1.    York hereby assigns its Shortfall Right to Langone, Stansky, CIH, Primatec and Exigent in accordance with the investment amounts of each investor specified in Schedule 1 attached to this Supplement. It is hereby clarified that Schedule 1 attached to this Supplement replaces and supersedes Schedule 1 of the Agreement. York shall have no further rights or obligations of any kind with respect to exercise (or non-exercise) of the Shortfall Right, provided however, that should any of the assignees not exercise his Shortfall Right, such unexercised right shall revert to York and York shall be entitled to exercise the Shortfall Right in no event later than June 15, 2015.

             2.2.    The definition of "Subsequent Investor" in Section 2.1 of the Agreement shall be revised such that Langone, Stansky, CIH, Primatec and Exigent shall be also considered as "Subsequent Investors" under the Agreement. The purchase and sale of the Subsequent Purchased Shares pursuant to this Supplement shall take place remotely via the exchange of documents and signatures, at such time and place as the Company and the applicable Subsequent Investors mutually agree upon orally or in writing and in no event later than June 15, 2015.

             2.3.    It is agreed by the Parties that, by executing this Supplement, each of the Purchasers shall be considered a Purchaser under the Agreement and a Party to the Agreement, as if it were an original signatory thereto subject to the amendments and modifications to the Agreement contained herein.

3.	Miscellaneous

            3.1.    All notices and communications to be given or made under this Agreement shall be in writing and delivered by hand-delivery, registered first class mail (return receipt requested), facsimile, air courier guaranteeing overnight delivery or shall be by e- mail, addressed as set forth on the signature pages hereof, or to such other Person or address as a Party may designate by notice. All notices and other communications delivered in person or by courier service shall be deemed to have been delivered as of three (3) Business Days after sending thereof, those delivered by email shall be deemed delivered on the following business day in the jurisdiction of the relevant recipient, and all notices and other communications sent by registered mail (or air mail if the posting is international) shall be deemed given seven (7) days after posting. Each such notice or other communication shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answer back or receipt confirmed by return e mail from the recipient. Such notices and communications shall be sent to the Company and the Purchaser at the following addresses:

if to the Company:

Nahum Het 5

Tirat Carmel Israel

Attention: Kobi Vortman

Email: kobiv@insightec.com

Facsimile: 04-8131322

if to GEOC:

Suite 3601B-03, The Center, No.989 Changle Road,

Xuhui District, Shanghai, 200031, China

Attention: Perry Xu

Email: xuhj@gocapital.com.cn

Facsimile: +86 21 54070220

If to Fortune China:

2101, 21/F

Wanchai Commercial Center

194-204 Johnston Road, Wanchai, Hong Kong

Attention: Howard Chu

Email: zhuhh@gocapital.com.cn

Facsimile: 852 26870103

If to York:

York Capital Management

767 Fifth Avenue

New York, NY 10153, U.S.A
Attention: General Counsel
Email: RSwanson@yorkcapital.com

Facsimile: +1 (212) 300-1301

If to MTA:

Meditech Advisors LLC

11 Kiryat Hamada St.

Jerusalem, Israel 91450

If to Mr. Maurice R. Ferré:

521 S Mashta Dr

Key Biscayne, FL 33149, U.S.A

If to Mr. Lawrence Platt:

1505 S.Glenville

Los Angeles, CA 90035, U.S.A

If to Mr. Michael P. Stansky:

36 Skyview Lane

Sudbury, MA 01776

Email: mpstansky@gmail.com

If to Mr. Kenneth G. Langone:

375 Park Avenue

Suite 2205

New York, NY 10152

Tel: (212) 421-2500

Email: ken@invemed.com

If to CIH :

701 Brickell Avenue, Suite 2100

Miami, FL 33131, U.S.A

Email: AlbertoBeeck@gmail.com

If to Primatec:

Edificio Centro Magna Corp

Piso 5to. #  502-A,

Avenida Ricardo Arango y Calle manuel Icaza

Panamá, República de Panamá

Email: ramc@ayucus.com

If to Focused Holdings LP:

250 Park Ave, 7th floor

New York, NY 10177, U.S.A

Email: smann@exigentcap.com

            3.2.    This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Supplement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Supplement.

            3.3.    Except as provided herein, all terms and conditions of the Agreement shall remain unchanged. In the event of any contradiction between the provisions of this Supplement and the Agreement, the provisions of this Supplement shall prevail.

[Signature page to follow]

IN WITNESS WHEREOF, the Parties hereto have caused this Supplement to the Agreement to be duly executed and delivered as of the date first written above.

On behalf of Company:

/s/ Kobi Vortman and Roni Karie
Insightec Ltd. Name: Kobi Vortman and Roni Karie Title: CEO and CFO

On behalf of GEOC:

/s/
Shanghai GEOC Hengtong Investment Limited Partnership Name: ___________________ Title: Director

On behalf of Fortune China:

/s/ Zhu Hepeng
Fortune China Limited Name: Zhu Hepeng Title: Director

On behalf of York:

/s/ John J. Fosina
York Global Finance II S.à r.l. Name: John J. Fosina Title: Manager

On behalf of MTA:

/s/ Samuel Cubal
Meditech Advisors LLC Name: Samuel Cubal Title: MD

On behalf of Mr. Maurice R. Ferré:

/s/ Maurice R. Ferre
Maurice R. Ferré

On behalf of Mr. Lawrence Platt:

/s/ Lawrence Platt
Lawrence Platt

On behalf of Mr. Kenneth G. Langone:

/s/ Kenneth G. Langone
Kenneth G. Langone

On behalf of Mr. Michael P. Stansky:

/s/ Micheal P Stansky
Michael P. Stansky

On behalf of CIH :

/s/ Alberto Beck
CIH- InSightec Ltd. series, a series of Cranley Investment Holdings, LLC Name: Mr. Alberto Beck Title: Manager

On behalf of Primatec:

/s/ Rene A. Morales
Primatec Holdings S.A. Name: Rene A. Morales Title: President

On behalf of Exigent Alternative Capital or any of its affiliates:

/s/ Eliezer Brender
Name: Eliezer Brender Title: Member

Schedule 1

INVESTORS & CLOSING PURCHASE PRICE

Name	Purchase Price (US$)	No. of Purchased Preferred D Shares
York Global Finance II S.À R.L	$43,875,851	$22,620,297
Shanghai GEOC Hengtong Investment Limited Partnership	$12,150,000	6,263,961
Fortune China Limited	$350,000	180,443
Meditech Advisors LLC	$1,584,149	816,712
Maurice R. Ferré	$1,000,000	515,552
Lawrence Platt	$40,000	20,622
Kenneth G. Langone	$500,000	257,776
Michael P. Stansky	$500,000	257,776
CIH- InSightec Ltd. series, a series of Cranley Investment Holdings, LLC	$1,000,000	515,552
Primatec Holdings S.A.	$1,000,000	515,552
Focused Holdings LP	$500,000	257,776
TOTAL	$62,500,000	32,222,019